UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  April 26, 2016
(Date of earliest event reported)

BIO-RAD LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 1-7928

Delaware	94-1381833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Alfred Nobel Dr.
Hercules, California 94547
(Address of principal executive offices, including zip code)

(510) 724-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Bio-Rad Laboratories, Inc. (the “Company”) held its Annual Meeting of Stockholders on April 26, 2016. The matters voted upon at the meeting and the results of those votes are set forth below.

1. Each of the nominated directors was elected and received the affirmative vote of a majority of the votes cast in the respective class of Common Stock, as follows:

	Class of
	Common Stock	Votes	Votes	Votes	Broker
	to Elect	For	Against	Abstaining	Non-Votes

Louis Drapeau	Class A	18,090,012	1,016,581	5,094	2,694,109
Robert M. Malchione	Class A	18,543,793	562,765	5,129	2,694,109
Joel McComb	Class B	4,930,903	1,049	92	121,785
Deborah J. Neff	Class B	4,931,612	340	92	121,785
Alice N. Schwartz	Class B	4,922,884	8,258	902	121,785
Norman Schwartz	Class B	4,923,495	8,457	92	121,785

2. The proposal to select KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2016 was ratified and received the affirmative vote of a majority of the voting power of the holders of Class A and Class B Common Stock, as follows:

Votes	Votes		Votes	Broker
For	Against		Abstaining	Non-Votes
7,232,752	1,061		595	—

3. The stockholder proposal regarding shareholder proxy access was not approved since the proposal did not receive the affirmative vote of a majority of the voting power of the holders of Class A and Class B Common Stock, as follows:

Votes	Votes		Votes	Broker
For	Against		Abstaining	Non-Votes
1,360,744	5,474,487		7,982	391,196

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-RAD LABORATORIES, INC.

Date:	April 29, 2016	By:	/s/ Christine A. Tsingos
Christine A. Tsingos
Executive Vice President, Chief Financial Officer